Exhibit 99.1

PRESS RELEASE	For Immediate Release

Anthony F. Crudele, Chief Financial Officer Randy Guiler, Director, Investor Relations (615) 440-4000

200 Powell Place	Investors: Cara O’Brien/Erica Pettit
Brentwood, Tennessee 37027	Media: Samantha Cohen
TractorSupply.com	Financial Dynamics
(212) 850-5600
TRACTOR SUPPLY COMPANY ANNOUNCES EXECUTIVE MANAGEMENT PROMOTIONS
~ Gregory A. Sandfort Named President ~
~ Stanley L. Ruta Named Chief Operating Officer ~
Brentwood, Tennessee, February 13, 2009 – Tractor Supply Company (NASDAQ: TSCO), the largest retail farm and ranch store chain in the United States, today announced two executive management promotions. Gregory A. Sandfort has been appointed as President. Additionally, Stanley L. Ruta has been appointed as Chief Operating Officer. Both will report to Jim Wright, Chairman and Chief Executive Officer.
In the role of President, Mr. Sandfort will be responsible for merchandising, marketing, supply chain, and e-commerce. Mr. Sandfort will continue to serve as Chief Merchandising Officer, a position he has held since October 2007. Prior to joining the Company, he held the positions of President and Chief Operating Officer at Michaels Stores, Inc.
As Chief Operating Officer, Mr. Ruta will oversee store operations, real estate and construction, and loss prevention. Mr. Ruta has held positions of increasingly responsibility since joining the Company in 1994 and has more than 30 years of experience in the retail farm store business.
Mr. Wright stated, “Greg and Stan have worked closely with our other executive team members to lead Tractor Supply Company’s excellent performance in a difficult operating environment. They have played a key role in helping us to successfully expand our store base, refine our merchandise offering and enhance our in-store execution while continuing to differentiate our brand. We are confident that their proven leadership will continue to drive our Company to further successes, and we are very pleased to recognize their achievements with these well-deserved promotions.”
About Tractor Supply Company
At December 27, 2008, Tractor Supply Company operated 855 stores in 44 states. The Company’s stores are focused on supplying the lifestyle needs of recreational farmers and ranchers. The Company also serves the maintenance needs of those who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, pet and animal products, including items necessary for their health, care, growth and containment; (2) maintenance products for agricultural and rural use; (3) hardware and tool products; (4) seasonal products, including lawn and garden power equipment; (5) truck and towing products; and (6) work/recreational clothing and footwear for the entire family.
Forward Looking Statements
As with any business, all phases of the Company’s operations are subject to influences outside its control. This information contains certain forward-looking statements, including statements regarding estimated results of operations in future periods. These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s financial and accounting procedures, and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include the effect of the current economic cycle on consumer spending, weather factors, operating factors affecting customer satisfaction, consumer debt levels, inflation, pricing and other competitive factors, the ability to attract, train and retain qualified employees, the ability to manage growth and identify suitable locations and negotiate favorable lease agreements on new and relocated stores, the timing and acceptance of new products in the stores, the mix of goods sold, the continued availability of favorable credit sources, capital market conditions in general, the ability to increase sales at existing stores, the ability to retain vendors, reliance on foreign suppliers, management of its information systems and the seasonality of the Company’s business. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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